UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14 , 2022

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

    On September 14, 2022, Cardinal Ethanol, LLC ("Cardinal") entered into Amendment No. 4 to the Ethanol Purchase and Sale Agreement with Murex LLC ("Buyer") (the "Amendment"). The Amendment amends the Ethanol Purchase and Sale Agreement dated December 18, 2006, as amended (the "Agreement"). The Amendment is dated September 9, 2022 but will be effective on December 1, 2022.

The Amendment extends the term of the Agreement until December 31, 2024, to be renewed thereafter automatically for one-year periods unless either party gives notice of non-renewal in accordance with the terms of the Amendment. Pursuant to the Amendment, Cardinal may earlier terminate the Agreement on 90 days prior written notice if Cardinal experiences a "Material Change in Control" as defined in the Amendment. Upon termination of the Agreement for any reason, Cardinal may be obligated to to continue to deliver ethanol to Buyer for a period of time to cover certain contractual commitments made by Buyer so long as Cardinal gave prior written approval of such commitments.

The Amendment provides that Cardinal will pay a commission to Buyer for each net gallon of ethanol that Buyer takes under the Agreement to be calculated in accordance with the terms of the Amendment. The Amendment also provides for certain adjustments to the purchase price for sales made for Buyer's own Account or for sales of exported ethanol. If this adjusted price can not be finalized at time of payment, the parties may agree upon a provisional price which shall be trued up later.

Pursuant to the Amendment, Buyer will provide and lease to Cardinal a minimum number of tank cars for rail transportation and manage the tank car fleet on behalf of Cardinal. Cardinal will pay a monthly amount to Buyer on or before the first of each month for rail car leases.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.    Description

99.1	Fourth Amendment to Ethanol Purchase and Sale Agreement between Cardinal Ethanol and Murex, N.A., dated September 9, 2022**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
**Confidential Information Redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: September 16, 2022	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)